Exhibit 99.2

CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

CONSOLIDATED FINANCIAL STATEMENTS

Balance sheets	2
Statements of income	3
Statements of changes in stockholders’ equity	4
Statements of cash flows	5 and 6
Notes to consolidated financial statements	7 - 26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

FNB Financial Corporation

McConnellsburg, Pennsylvania

We have audited the accompanying consolidated balance sheets of FNB Financial Corporation and its wholly-owned subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005. These consolidated financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FNB Financial Corporation and its wholly-owned subsidiaries as of December 31, 2005 and 2004 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

Chambersburg, Pennsylvania

March 14, 2006

FNB FINANCIAL CORPORATION AND ITS WHOLLY-OWNED SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2005 and 2004

	2005	2004
ASSETS

Cash and due from banks	$4,702,134	$5,612,686
Interest-bearing deposits with banks	598,114	195,131
Investment securities:
Available for sale	29,672,594	39,831,248
Held to maturity (fair value $ 188,656 - 2005, $ 253,216 - 2004)	190,395	255,170
Federal Reserve, Atlantic Central Banker’s Bank and Federal Home Loan Bank stock	1,571,100	1,746,700
Loans, net of unearned discount and allowance for loan losses	138,848,789	112,551,531
Bank building, equipment, furniture and fixtures, net	3,183,173	3,205,810
Accrued interest and dividends receivable	683,716	589,724
Deferred income taxes	323,929	130,783
Cash surrender value of life insurance	2,885,717	2,823,035
Intangible assets	1,347,676	688,179
Goodwill	756,790	465,734
Other assets	1,353,163	784,923
Total assets	$186,117,290	$168,880,654

LIABILITIES

Deposits:
Demand deposits	$25,030,688	$19,025,816
Savings deposits	46,199,179	39,624,814
Time certificates	73,537,218	69,214,188
Other time deposits	270,042	283,521
Total deposits	145,037,127	128,148,339
Liability for borrowed funds	24,424,404	24,434,759
Accrued dividends payable	208,000	280,000
Accrued interest payable and other liabilities	962,371	811,837
Total liabilities	170,631,902	153,674,935

STOCKHOLDERS’ EQUITY

Capital stock, common, par value $ .315; 12,000,000 shares authorized; 800,000 shares issued and outstanding	252,000	252,000
Additional paid-in capital	1,789,833	1,789,833
Retained earnings	13,682,419	13,034,620
Accumulated other comprehensive income (loss)	(238,864)	129,266
Total stockholders’ equity	15,485,388	15,205,719

Total liabilities and stockholders’ equity	$186,117,290	$168,880,654

The Notes to consolidated Financial Statements are an integral part of these statements.

FNB FINANCIAL CORPORATION AND ITS WHOLLY-OWNED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

Years Ended December 31, 2005, 2004, and 2003

	2005	2004	2003
Interest and Dividend Income
Interest and fees on loans	$8,233,478	$7,094,269	$7,238,453
Interest on investment securities:
Obligations of other U.S. Government agencies	1,048,757	984,490	677,913
Obligations of States and political subdivisions	363,304	429,066	354,446
Dividends on equity securities	56,278	32,904	24,709
Interest on deposits with banks	19,455	13,133	31,848
Interest on federal funds sold	0	1,233	6,368
	9,721,272	8,555,095	8,333,737
Interest Expense
Interest on borrowed funds	1,002,159	576,871	422,941
Interest on deposits	2,831,347	2,659,164	2,939,438
	3,833,506	3,236,035	3,362,379

Net interest income	5,887,766	5,319,060	4,971,358
Provision for Loan Losses	120,000	242,000	144,000
Net interest income after provision for loan losses	5,767,766	5,077,060	4,827,358

Other Income
Service charges on deposit accounts	468,459	425,127	286,066
Other service charges, collection and exchange charges, commissions and fees	444,659	513,199	249,264
Other income, net	174,523	86,582	120,594
Securities gains	69,019	79,417	49,046
	1,156,660	1,104,325	704,970
Other Expenses
Salaries and wages	1,939,781	1,735,005	1,530,400
Pensions and other employee benefits	547,724	497,358	370,636
Net occupancy expense of bank premises	449,386	315,534	292,147
Furniture and equipment expenses	302,666	291,910	292,598
Other operating expenses	1,894,686	1,565,252	1,383,056
	5,134,243	4,405,059	3,868,837

Income before income taxes	1,790,183	1,776,326	1,663,491

Applicable income taxes	462,384	416,435	438,932

Net income	$1,327,799	$1,359,891	$1,224,559

Earnings per share of common stock:
Net income	$1.66	$1.70	$1.53

Weighted average shares outstanding	800,000	800,000	800,000

The Notes to consolidated Financial Statements are an integral part of these statements.

FNB FINANCIAL CORPORATION AND ITS WHOLLY-OWNED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Years Ended December 31, 2005, 2004, and 2003

				Accumulated
		Additional		Other	Total
	Common	Paid-In	Retained	Comprehensive	Stockholders’
	Stock	Capital	Earnings	Income (Loss)	Equity

Balance, December 31, 2002	252,000	1,789,833	11,746,170	388,820	14,176,823

Comprehensive income:
Net income	0	0	1,224,559	0	1,224,559
Changes in unrealized gain on securities available for sale, net of taxes of $21,760	0	0	0	(42,240)	(42,240)
Total comprehensive income					1,182,319

Cash dividends declared on common stock ($ .80 per share)	0	0	(640,000)	0	(640,000)

Balance, December 31, 2003	252,000	1,789,833	12,330,729	346,580	14,719,142

Comprehensive income:
Net income	0	0	1,359,891	0	1,359,891
Changes in unrealized gain on securities available for sale, net of taxes of $ 111,950	0	0	0	(217,314)	(217,314)
Total comprehensive income					1,142,577

Cash dividends declared on common stock ($ .82 per share)	0	0	(656,000)	0	(656,000)

Balance, December 31, 2004	252,000	1,789,833	13,034,620	129,266	15,205,719

Comprehensive income:
Net income	0	0	1,327,799	0	1,327,799
Changes in unrealized gain on securities available for sale, net of taxes of $ 189,642	0	0	0	(368,130)	(368,130)
Total comprehensive income					959,669

Cash dividends declared on common stock ($ .85 per share)	0	0	(680,000)	0	(680,000)

Balance, December 31, 2005	$252,000	$1,789,833	$13,682,419	$(238,864)	$15,485,388

The Notes to consolidated Financial Statements are an integral part of these statements.

FNB FINANCIAL CORPORATION AND ITS WHOLLY-OWNED SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2005, 2004, and 2003

	2005	2004	2003
Cash flows from operating activities:
Net income	$1,327,799	$1,359,891	$1,224,559
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	476,428	341,240	312,172
Provision for loan losses	120,000	242,000	144,000
Deferred income taxes	(3,505)	(52,672)	107,304
(Gain) loss on sale of other real estate	0	(3,437)	20,026
Increase in cash surrender value of life insurance	(62,682)	(75,561)	(92,454)
(Gain) loss on sales/maturities of investments	(69,019)	(79,417)	(49,046)
(Gain) loss on disposal of equipment	65,195	1,592	31,766
(Increase) decrease in accrued interest receivable	(93,992)	(34,429)	103,561
Increase (decrease) in accrued interest payable and other liabilities	150,534	223,635	(411,362)
(Increase) decrease in other assets	(539,550)	(56,641)	(456,876)

Net cash provided by operating activities	1,371,208	1,866,201	933,650

Cash flows from investing activities:
Net (increase) decrease in interest bearing deposits with banks	(402,983)	1,323,635	(550,500)
Maturities of held-to-maturity securities	64,775	0	366,030
Proceeds from sales of available-for-sale securities	1,921,897	5,250,191	1,337,376
Maturities of available-for-sale securities	7,748,005	6,197,065	6,741,340
Purchases of available-for-sale securities	0	(19,417,076)	(19,549,625)
Proceeds from sales of other real estate owned	0	3,437	46,486
Purchased intangibles	(1,093,190)	(1,068,060)	0
Net (increase) in loans	(26,474,849)	(11,508,547)	(902,117)
Sale (purchase) of other bank stock	175,600	(610,200)	(470,500)
Purchase of life insurance	0	0	(250,000)
Purchases of bank premises and equipment, net	(347,448)	(264,244)	(890,287)

Net cash (used) by investing activities	(18,408,193)	(20,093,799)	(14,121,797)

Cash flows from financing activities:
Net increase (decrease) in deposits	4,507,378	2,455,392	6,028,905
Purchase of deposits	12,381,410	8,971,683	0
Cash dividends paid	(752,000)	(648,000)	(632,000)
Net short-term borrowings (payments)	(1,503,300)	12,260,400	(1,835,000)
Proceeds from long-term borrowings	1,500,000	0	9,289,000
Principal payments on long-term borrowings	(7,055)	(2,506,633)	(5,667)

Net cash provided by financing activities	$16,126,433	$20,532,842	$12,845,238

The Notes to consolidated Financial Statements are an integral part of these statements.

	2005	2004	2003

Net increase (decrease) in cash and cash equivalents	$(910,552)	$2,305,244	$(342,909)

Cash and cash equivalents, beginning balance	5,612,686	3,307,442	3,650,351

Cash and cash equivalents, ending balance	$4,702,134	$5,612,686	$3,307,442

Supplemental disclosure of cash flows information:

Cash paid during the year for:

Interest	$3,694,717	$3,231,454	$3,463,813

Income taxes	495,220	447,552	661,864

Supplemental schedule of noncash investing and financing activities:

Unrealized gain (loss) on securities available-for-sale, net of income tax effect	$(368,130)	$(217,314)	$(42,240)

Other real estate acquired in settlement of loans	$57,591	$0	$0

Acquisition of deposits:
Liability assumed for deposits acquired	$13,474,600	$10,039,743	$0
Acquisition (premium)	(1,093,190)	(1,068,060)	0
Cash received for deposits acquired	$12,381,410	$8,971,683	$0

Acquisition of loans	$881,947	$0	$0

The Notes to consolidated Financial Statements are an integral part of these statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.           Significant Accounting Policies

Nature of Operations

FNB Financial Corporation’s primary activity consists of owning and supervising its subsidiaries, FNB Mortgage Brokers, Inc., which brokers secondary mortgage loans in the Pennsylvania and Maryland markets, and The First National Bank of McConnellsburg, which is engaged in providing banking and bank-related services in South Central Pennsylvania and Northwestern Maryland. Its five offices are located in McConnellsburg (2), Fort Loudon and Needmore, Pennsylvania, and Hancock, Maryland.

Principles of Consolidation

The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiaries of FNB Mortgage Brokers, Inc. and The First National Bank of McConnellsburg. All significant inter-company transactions and accounts have been eliminated.

First Fulton County Community Development Corporation (FFCCDC) was formed as a wholly-owned subsidiary of The First National Bank of McConnellsburg. The purpose of FFCCDC is to serve the needs of low-to-moderate income individuals and small business in Fulton County under the Community Development and Regulatory Improvement Act of 1995. FFCCDC has been inactive for the past several years.

Basis of Accounting

The Corporation uses the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Corporation’s allowance for losses on loans and foreclosed real estate. Such agencies may require the Corporation to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Because of these factors, management’s estimate of credit losses inherent in the loan portfolio and the related allowance may change in the near term.

Cash Flows

For purposes of the statements of cash flows, the Corporation has defined cash and cash equivalents as those amounts included in the balance sheet captions “Cash and Due From Banks” and “Federal Funds Sold”. The Corporation has elected to present the net increase or decrease in deposits in banks, loans and deposits in the Statements of Cash Flows.

Investment Securities

The Corporation’s investments in securities are classified in three categories and accounted for as follows:

•      Trading Securities. Securities held principally for resale in the near term are classified as trading securities and recorded at their fair values. Unrealized gains and losses on trading securities are included in other income.

•      Securities to be Held to Maturity. Bonds and notes for which the Corporation has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

•      Securities Available for Sale. Securities available for sale consist of equity securities, and bonds and notes not classified as trading securities nor as securities to be held to maturity. These are securities that management intends to use as a part of its asset and liability management strategy and may be sold in response to changes in interest rates, resultant prepayment risk and other related factors. Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount in other comprehensive income until realized. Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

Fair values for investment securities are based on quoted market prices.

The Corporation had no trading securities in 2005 or 2004.

Federal Reserve Bank, Atlantic Central Banker’s Bank, and Federal Home Loan Bank Stock

These investments are carried at cost. The Corporation is required to maintain minimum investment balances in these stocks, which are not actively traded and therefore have no readily determinable market value.

Other Real Estate Owned

Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at the lower of carrying value or fair value of the underlying collateral less estimated cost to sell. After foreclosure, valuations are performed periodically by management and the real estate is carried at the lower of carrying amount or fair value less estimated cost to sell. Legal fees and other costs related to foreclosure proceedings are expensed as they are incurred.

Loans and Allowance for Possible Loan Losses

Loans are stated at the amount of unpaid principal, reduced by unearned discount, deferred loan origination fees, and an allowance for loan losses. Unearned discount on installment loans is recognized as income over the terms of the loans by the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Amortization of premiums and accretion of discounts on acquired loans are recognized in interest income using the interest method over the period to maturity. The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers’ ability to pay. Loan origination fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loan’s yield. The Corporation is amortizing these amounts over the contractual life of the related loans.

Nonaccrual/Impaired Loans

The accrual of interest income on loans ceases when principal or interest is past due 90 days or more and collateral is inadequate to cover principal and interest or immediately if, in the opinion of management, full collection is unlikely. Interest accrued but not collected as of the date of placement on nonaccrual status is reversed and charged against current income unless fully collateralized. Subsequent payments received either are applied to the outstanding principal balance or recorded as interest income, depending on management’s assessment of the ultimate collectibility of principal.

A loan is considered impaired when, based on current information and events, it is probable that scheduled collections of principal or interest will not be made according to the contractual terms of the loan agreement. Impairment is measured on a loan-by-loan basis (except for consumer loans, which are collectively evaluated) by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the underlying collateral.

Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other impaired loans is recognized only to the extent of interest payments received.

Bank Building, Equipment, Furniture and Fixtures and Depreciation

Bank building, equipment, furniture and fixtures are carried at cost less accumulated depreciation. Expenditures for replacements are capitalized and the replaced items are retired. Maintenance and repairs are charged to operations as incurred. Depreciation is computed based on straight-line and accelerated methods over the estimated useful lives of the related assets as follows:

Years
Bank building	15-40
Equipment, furniture and fixtures	3-20
Land improvements	10-20
Leasehold improvements	7-20

Earnings Per Share

Earnings per common share were computed based upon weighted average shares of common stock outstanding of 800,000 for 2005, 2004, and 2003.

Goodwill

Goodwill represents the excess of the purchase price over the underlying fair value of acquired branches. Goodwill is accounted for under Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets,” and is assessed for impairment at least annually and as triggering events occur. In making this assessment, management relies on a number of factors including operating results, business plans, economic projections, anticipated future cash flows, and transactions and market place data. There are inherent uncertainties related to these factors and management’s judgment in applying them to the analysis of goodwill impairment. Changes in economic and operating conditions could result in a goodwill impairment in future periods. Disruptions to the business such as end market conditions and protracted economic weakness, unexpected significant declines in operating results, and market capitalization declines may result in a goodwill impairment. These types of events and the resulting analysis could result in additional charges for goodwill and other asset impairments in the future. See Note 18 for further details.

Intangible Assets

Intangible assets represent premiums from purchases of core deposit relationships at the Corporation’s Hancock and Fort Loudon branch offices. Identifiable intangible assets are being amortized over ten years on a straight-line basis. See Note 18 for further details.

Federal Income Taxes

As a result of certain timing differences between financial statement and federal income tax reporting, deferred income taxes are provided in the financial statements. See Note 7 for further details.

Advertising

The Corporation follows the policy of charging costs of advertising to expense as incurred. Advertising expense was $ 141,381, $ 115,172 and $ 66,620 for 2005, 2004 and 2003 respectively.

Fair Values of Financial Instruments

Generally accepted accounting principles require disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Certain financial instruments and all non-financial instruments are excluded from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Corporation.

The following methods and assumptions were used by the Corporation in estimating fair values of financial instruments as disclosed herein:

•      Cash and Short-Term Instruments. The carrying amounts of cash and short-term instruments approximate their fair value.

•      Securities to be Held to Maturity and Securities Available for Sale. Fair values for investment securities are based on quoted market prices.

•      Loans Receivable. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

•      Cash Surrender Value of Life Insurance. The carrying amounts of cash surrender value of life insurance approximate their fair values.

•      Deposit Liabilities. The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate certificates of deposit, and fixed-term money market accounts approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit and IRA’s are estimated using a discounted cash flow calculation that applies interest rates currently being offered to a schedule of aggregated expected monthly maturities on time deposits.

•      Short-Term Borrowings. The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within 90 days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Corporation’s current incremental borrowing rates for similar types of borrowing arrangements.

•      Long-Term Borrowings. The fair value of the Corporation’s long-term debt is estimated using a discounted cash flow analysis based on the Corporation’s current incremental borrowing rate for similar types of borrowing arrangements.

•      Accrued Interest. The carrying amounts of accrued interest approximate their fair values.

•      Off-Balance-Sheet Instruments. The Corporation generally does not charge commitment fees. Fees for standby letters of credit and other off-balance-sheet instruments are not significant.

Comprehensive Income

Under generally accepted accounting principles, comprehensive income is defined as the change in equity from transactions and other events from non-owner sources. It includes all changes in equity except those resulting from investments by stockholders and distributions to stockholders. Comprehensive income includes net income and certain elements of “other comprehensive income” such as foreign currency transactions; accounting for futures contracts; employers accounting for pensions; and accounting for certain investments in debt and equity securities.

The Corporation has elected to report its comprehensive income in the statement of changes in stockholders’ equity. The only element of “other comprehensive income” that the Corporation has is the unrealized gain or loss on available for sale securities.

The components of the change in net unrealized gains (losses) on securities were as follows:

	2005	2004	2003
Gross unrealized holding gains (losses) arising during the year	$(488,752)	$(249,847)	$(14,954)
Reclassification adjustment for (gains)/losses realized in net income	(69,019)	(79,417)	(49,046)
Net unrealized holding gains (losses) before taxes	(557,771)	(329,264)	(64,000)
Tax effect	189,641	111,950	21,760
Net change	$(368,130)	$(217,314)	$(42,240)

Reclassifications

Certain reclassifications have been made to the 2004 and 2003 financial statements to conform to reporting for 2005.

Note 2.           Investment Securities

The amortized cost and fair values of investment securities available for sale at December 31 were:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
	2005

Obligations of other U.S. Government agencies	$4,000,000	$0	$(121,240)	$3,878,760
Obligations of states and political subdivisions	7,373,897	111,813	(15,895)	7,469,815
Mortgage-backed securities	18,189,986	3,289	(362,294)	17,830,981
SBA Loan Pool certificates	236,433	282	(1,333)	235,382
Equities in local bank stock	234,192	35,114	(11,650)	257,656
Totals	$30,034,508	$150,498	$(512,412)	$29,672,594

	2004
Obligations of other U.S. Government agencies	$4,749,991	$10,144	$(47,480)	$4,712,655
Obligations of states and political subdivisions	9,757,135	310,564	(3,961)	10,063,738
Mortgage-backed securities	24,575,254	54,786	(165,610)	24,464,430
SBA Loan Pool certificates	291,151	513	(1,184)	290,480
Equities in local bank stock	261,861	46,284	(8,200)	299,945
Totals	$39,635,392	$422,291	$(226,435)	$39,831,248

The amortized cost and fair values of investment securities held to maturity at December 31 were:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
2005
SBA loan pool certificates	$190,395	$181	$(1,920)	$188,656

2004
SBA loan pool certificates	$255,170	$305	$(2,259)	$253,216

The amortized cost and fair values of investment securities available for sale and held to maturity at December 31, 2005 by contractual maturity, are shown below. Contractual maturities will differ from expected maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Securities Available		Securities Held
	for Sale		to Maturity
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value

Due in one year or less	$189,965	$191,447	$0	$0
Due after one year through five years	1,999,108	2,033,134	0	0
Due after five years through ten years	5,700,480	5,622,813	0	0
Due after ten years	3,484,344	3,501,181	0	0
	11,373,897	11,348,575	0	0
Mortgage-backed securities	18,189,986	17,830,981	0	0
SBA loan pool certificates	236,433	235,382	190,395	188,656
Equities in local bank stock	234,192	257,656	0	0
Totals	$30,034,508	$29,672,594	$190,395	$188,656

Proceeds from sales of investment securities available-for-sale during 2005 were $ 1,921,897 resulting in gross losses of $ 0 and gross gains of $ 69,019. Related taxes were $ 23,466.

Proceeds from sales of securities available-for-sale during 2004 were $ 5,250,191 resulting in gross losses of $ 0 and gross gains of $ 79,417. Related taxes were $ 27,002.

Proceeds from sales of investment securities available-for-sale during 2003 were $ 1,337,376 resulting in gross losses of $ 0 and gross gains of $ 49,046. Related taxes were $ 16,675.

There were no sales of investment securities held-to-maturity in 2005, 2004, or 2003.

Investment securities carried at $ 6,454,656 and $ 6,955,410 at December 31, 2005 and 2004, respectively, were pledged to secure public funds and for other purposes as required or permitted by law.

The following table shows the Corporation’s gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a loss position, at December 31, 2005 and 2004.

	2005
	Less than 12 months		12 Months or Greater		Total
	Market	Unrealized	Market	Unrealized	Market	Unrealized
	Value	Loss	Value	Loss	Value	Loss

U. S. Government agencies	$0	$0	$3,878,760	$121,240	$3,878,760	$121,240
States and political subdivisions	1,171,961	10,166	1,080,712	5,729	2,252,673	15,895
Mortgage-backed securities	9,439,112	115,133	8,299,376	247,161	17,738,488	362,294
SBA loan pool certificates	44,503	147	252,284	3,106	296,787	3,253
Equities in local bank stock	36,850	8,150	97,060	3,500	133,910	11,650

Totals	$10,692,426	$133,596	$13,608,192	$380,736	$24,300,618	$514,332

	2004
	Less than 12 months		12 Months or Greater		Total
	Market	Unrealized	Market	Unrealized	Market	Unrealized
	Value	Loss	Value	Loss	Value	Loss

U. S. Government agencies	$3,952,520	$47,480	$0	$0	$3,952,520	$47,480
States and political subdivisions	1,100,834	3,961	0	0	1,100,834	3,961
Mortgage-backed securities	2,907,797	7,833	8,821,053	157,777	11,728,850	165,610
SBA loan pool certificates	198,414	561	215,254	2,882	413,668	3,443
Equities in local bank stock	137,360	8,200	0	0	137,360	8,200

Totals	$8,296,925	$68,035	$9,036,307	$160,659	$17,333,232	$228,694

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, but management’s intent is to hold all investments until maturity unless market, economic or specific investment concerns warrant a sale of securities.  Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Corporation to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2005, one U. S. Government agency, forty-three mortgage-backed securities, two equities, and four obligations of state and political subdivisions had unrealized losses.  At December 31, 2004, one U. S. Government agency, thirty-three mortgage-backed securities, two equities, and two obligations of state and political subdivisions had unrealized losses.  As management has the ability to hold these securities until maturity, or for the foreseeable future, no declines are deemed to be other than temporary.

Note 3.           Loans

Loans consist of the following at December 31:

	2005	2004
	(000 omitted)
Real estate loans:
Construction and land development	$12,712	$8,212
Secured by farmland	4,829	3,862
Secured by 1-4 family residential properties	79,759	61,604
Secured by multi-family residential properties	0	303
Secured by nonfarmland nonresidential properties	23,061	20,655
Loans to farmers (except loans secured primarily by real estate)	1,438	1,501
Commercial, industrial and state and political subdivision loans	9,037	8,864
Loans to individuals for household, family, or other personal expenditures	6,758	6,504
All other loans	2,319	2,193
Total loans	139,913	113,698
Less: Unearned discount on loans	38	59
Allowance for loan losses	1,026	1,088
Net Loans	$138,849	$112,551

The following table shows maturities and sensitivities of loans to changes in interest rates based upon contractual maturities and terms as of December 31, 2005.

(000 omitted)	Due Within 1 Year	Due Over 1 But Within 5 Years	Due Over 5 Years	Nonaccruing Loans	Total
Loans at pre-determined interest rates	$2,993	$9,080	$40,085	$16	$52,174
Loans at floating or adjustable interest rates	30,937	56,342	403	57	87,739
Total (1)	$33,930	$65,422	$40,488	$73	$139,913

(1)   These amounts have not been reduced by the allowance for possible loan losses or unearned discount.

The Corporation has granted loans to its officers and directors, and to their associates.  Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility.  The aggregate dollar amount of these loans and the related activity for 2005 and 2004 was as follows:

	2005	2004
Beginning balance	$2,293,975	$1,472,942
New loans	3,979,206	3,375,462
Repayments	(2,750,135)	(2,554,429)
	$3,523,046	$2,293,975

Outstanding loans to Corporate employees totaled $ 1,085,543 and $ 1,156,682 at December 31, 2005 and 2004, respectively.

Note 4.           Allowance for Loan Losses

Activity in the allowance for loan losses is summarized as follows:

	2005	2004	2003
	(000 omitted)
Allowance for loan losses, beginning of the year	$1,088	$893	$928

Loans charged-off during the year:
Real estate mortgages	145	0	0
Installment loans	54	105	168
Commercial and all other loans	24	36	65
Total charge-offs	223	141	233

Recoveries of loans previously charged-off:
Real estate mortgages	0	0	0
Installment loans	17	94	55
Commercial and all other loans	24	0	0
Total recoveries	41	94	55

Net loans charged-off (recovered)	182	47	178
Provision for loan losses charged to operations	120	242	144

Allowance for loan losses, end of the year	$1,026	$1,088	$893

Ratio of net charge-offs to average loans	0.14%	0.04%	0.17%

A breakdown of the allowance for loan losses as of December 31 is as follows:

	2005		2004
		Percent of		Percent of
		Loans in		Loans in
	Allowance	Each	Allowance	Each
(000 omitted)	Amount	Category	Amount	Category
Commercial, industrial and agriculture loans	$640	20.02%	$659	19.74%
1-4 family residential mortgages	315	73.49%	206	72.62%
Consumer and installment loan	41	6.49%	65	7.64%
Unallocated	30	N/A	158	N/A
Total	$1,026	100.00%	$1,088	100.00%

Impairment of loans having a recorded investment of $ 2,682,641, $ 611,022, and $ 698,454 at December 31, 2005, 2004, and 2003, respectively, was recognized in conformity with generally accepted accounting principles.  The average recorded investment in impaired loans was $ 2,931,804, $ 679,506, and $ 743,650 during 2005, 2004, and 2003, respectively.  The total allowance for loan losses related to these loans was $ 329,251 at December 31, 2005, $ 90,954 at December 31, 2004, and $ 224,000 at December 31, 2003.  Interest income on impaired loans of $ 170,909, $ 34,551, and $ 35,513 was recognized for cash payments received in 2005, 2004, and 2003, respectively.

Note 5.           Nonaccrual, Past Due and Restructured Loans

The following table shows the principal balances of nonaccrual loans as of December 31:

	2005	2004	2003
Nonaccrual loans	$73,192	$285,794	$1,219,660
Interest income that would have been accrued at original contract rates	$4,648	$29,667	$131,028
Amount recognized as interest income	1,113	6,690	94,631
Foregone revenue	$3,535	$22,977	$36,397

Loans 90 days or more past due (still accruing interest) were as follows at December 31:

(000 omitted)	2005	2004	2003
Real estate mortgages	$0	$0	$85
Installment loans	20	5	21
Commercial and industrial	0	15	0
Total	$20	$20	$106

Note 6.           Bank Building, Equipment, Furniture and Fixtures

Bank building, equipment, furniture and fixtures consisted of the following at December 31:

		Accumulated	Depreciated
	Cost	Depreciation	Cost
Description	2005
Land	$378,850	$0	378,850
Bank building and improvements	3,517,857	1,528,750	1,989,107
Equipment, furniture and fixtures	2,764,366	1,949,150	815,216
	$6,661,073	$3,477,900	$3,183,173

	2004
Land	$284,120	$0	284,120
Bank building and improvements	3,297,113	1,431,725	1,865,388
Equipment, furniture and fixtures	2,976,860	1,957,168	1,019,692
Leasehold improvements	64,028	27,418	36,610
	$6,622,121	$3,416,311	$3,205,810

Depreciation expense amounted to $ 333,792, $ 326,566, and $ 312,172 for 2004, 2003, and 2002, respectively.

Note 7.           Income Taxes

The components of federal income tax expense are summarized as follows:

	2005	2004	2003
Current year provision	$465,889	$469,107	$331,628
Deferred income taxes resulting from:
Differences between financial statement and tax depreciation charges	(4,839)	49,955	89,105
Differences between financial statement and tax loan loss provision	20,845	(66,239)	8,820
Differences between financial statement and tax retirement benefit expense	(19,511)	(36,388)	9,379
Applicable income tax	$462,384	$416,435	$438,932

Federal income taxes were computed after adjusting pretax accounting income for nontaxable income in the amount of $ 468,743, $ 531,661, $ 476,207 for 2005, 2004, and 2003, respectively.

A reconciliation of the effective applicable income tax rate to the federal statutory rate is as follows:

	2005	2004	2003

Federal income tax rate	34.0%	34.0%	34.0%
Reduction resulting from:
Nontaxable income	8.2	10.6	7.6
Effective income tax rate	25.8%	23.4%	26.4%

Deferred tax assets have been provided for deductible temporary differences related to the allowance for loan loss, retirement benefit reserve and unrealized losses on securities available-for-sale.  Deferred tax liabilities have been provided for taxable temporary differences related to depreciation and amortization, and unrealized gains on securities available-for-sale.  The net deferred taxes included in the accompanying balance sheets at December 31 are as follows:

	2005	2004
Deferred Tax Assets
Retirement benefit reserve	$117,603	$98,092
Allowance for loan losses	287,481	308,326
Net unrealized (gains) losses on securities available-for-sale	123,051	0
	528,135	406,418
Deferred Tax Liabilities
Net unrealized (gains) losses on securities available-for-sale	0	(66,590)
Depreciation and amortization	(204,206)	(209,045)
	(204,206)	(275,635)
Net deferred tax asset (liability)	$323,929	$130,783

The Corporation has not recorded a valuation allowance for the deferred tax assets as management feels that it is more likely than not that they will be ultimately realized.

Note 8.           Employee Benefit Plans

The Corporation has a 401-K plan which covers all employees who have attained the age of 20 and who have completed six months of full-time service.  The plan provides for the Corporation to match employee contributions to a maximum of 5% of annual compensation.  The Corporation also has the option to make additional discretionary contributions to the plan based upon the Corporation’s performance and subject to approval by the Board of Directors.  The Corporation’s total expense for this plan was $ 98,874, $ 89,410, and $ 79,942, for the years ended December 31, 2005, 2004, and 2003, respectively.

The Corporation adopted three supplemental retirement benefit plans for directors and executive officers.  These plans are funded with single premium life insurance on the plan participants.  The cash value of the life insurance policies is an unrestricted asset of the Corporation.  The estimated present value of future benefits to be paid totaled $ 316,120 and $ 266,970 at December 31, 2005 2004, respectively, which is included in other liabilities.  Total annual expense for these plans amounted to $ 66,307, $ 57,688, and $ 36,311, for 2005, 2004, and 2003, respectively.

Note 9.           Deposits

Included in savings deposits are NOW and Super NOW account balances totaling $ 9,134,490 and $ 8,345,021 at December 31, 2005 and 2004, respectively.  Also included in savings deposits at December 31, 2005 and 2004 are Money Market account balances totaling $ 15,138,363 and $ 12,363,905, respectively.

Time certificates of $ 100,000 and over as of December 31 were as follows:

	2005	2004
	(000 omitted)

Three months or less	$1,673	$1,362
Three months to six months	787	1,382
Six months to twelve months	3,910	1,578
Over twelve months	9,931	10,600
Total	$16,301	$14,922

Interest expense on time deposits of $ 100,000 and over aggregated $ 542,000, $ 582,000, and $ 529,000 for 2005, 2004, and 2003, respectively.

At December 31, 2005 the scheduled maturities of certificates of deposit are as follows (000 omitted):

2006	$24,265
2007	18,131
2008	13,409
2009	7,943
2010	9,789
$73,537

The Corporation accepts deposits of the officers, directors and employees of the corporation and its subsidiary on the same terms, including interest rates, as those prevailing at the time for comparable transactions with unrelated persons.  The aggregate dollar amount of deposits of officers, directors, and employees totaled $ 953,602 and $ 1,101,043 at December 31, 2005 and 2004, respectively.

The aggregate amount of demand deposit overdrafts reclassified as loan balances was $ 191,044 and $ 40,604 at December 31, 2005 and 2004, respectively.

Derivative Instruments

Included in time deposits are Index Powered Certificates of Deposit (“IPCD’s”) totaling $ 1,447,754 and $ 1,408,195 at December 31, 2005 and 2004, respectively.  The IPCD product is offered through a program with the Federal Home Loan Bank (FHLB).  The ultimate pay off at maturity, which is in five years, is the initial deposited principal plus the appreciation in the S&P 500 Index (“S&P Call Option”).  The S&P Call Option is considered an embedded derivative designated as a non-hedging item.  The change in fair value of the S&P Call Option resulted in losses of $ 38,667, $ 83,559, and $ 74,765 for 2005, 2004 and 2003, respectively, which are included in other income.

In order to hedge its risk associated with the IPCD Product, the Corporation has entered into a derivative contract with the FHLB whereby the Corporation pays FHLB a fixed rate interest charge (ranging from 4.2% to 4.97%) in return for a guarantee that the FHLB will pay the Corporation the cash equivalent of the growth in the S&P 500 Index due at the IPCD maturity date.  The change in fair value of the FHLB Derivative Contract resulted in gains of $ 68,441, $ 91,005 and $ 78,561 for 2005, 2004 and 2003, respectively, which is included in other income.

Note 10.         Financial Instruments With Off-Balance-Sheet Risk

The Corporation is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers and to reduce its own exposure to fluctuations in interest rates.  These financial instruments include commitments to extend credit and standby letters of credit.  Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets.  The contract amounts of those instruments reflect the extent of involvement the Corporation has in particular classes of financial instruments.

The Corporation’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments.  The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

	Contract or
	Notional Amount
	(000 omitted)
	2005	2004

Financial instruments whose contract amounts represent credit risk at December 31:
Commitments to extend credit	$17,540	$16,233
Commercial and standby letters of credit	1,098	1,192
	$18,638	$17,425

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Corporation evaluates each customer’s creditworthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management’s credit evaluation of the customer.  Collateral held varies but may include accounts receivable, inventory, real estate, equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the corporation to guarantee the performance of a customer to a third party.  Those guarantees are primarily issued to support public and private borrowing arrangements.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.  The Corporation holds collateral supporting those commitments when deemed necessary by management.

Note 11.         Concentration of Credit Risk

The Corporation grants agribusiness, commercial and residential loans to customers located in South Central Pennsylvania and Northwestern Maryland.  Although the Corporation has a diversified loan portfolio, a portion of its customers’ ability to honor their contracts is dependent upon the construction and land development and agribusiness economic sectors as disclosed in Note 3.

The Corporation evaluates each customer’s creditworthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary upon the extension of credit, is based on management’s credit evaluation of the customer.  Collateral held varies but generally includes equipment and real estate.

The Corporation maintains deposit balances at correspondent banks, which provide check collection and item processing services to the Corporation.  The balances with these correspondent banks, at times, exceed federally insured limits, which management considers to be a normal business risk.

Note 12.         FNB Financial Corporation (Parent Company Only) Financial Information

The following are the condensed balance sheets, statements of income and statements of cash flows for the parent company.

Balance Sheets

December 31

	2005	2004
Assets
Cash	$0	$44,643
Money market funds	11,422	5,684
Marketable equity securities available for sale	257,656	299,945
Investment in wholly-owned subsidiaries	15,956,064	14,812,319
Prepaid merger costs	247,084	0
Other assets	376,728	336,077
Total assets	$16,848,954	$15,498,668

	2005	2004
Liabilities and Stockholders’ Equity
Due to subsidiary	$7,461	$0
Line of Credit - FNB Greencastle	1,125,000	0
Dividends payable	208,000	280,000
Other liabilities	23,105	12,949
Total liabilities	1,363,566	292,949

Common stock, par value $.315; 12,000,000 shares authorized; 800,000 shares issued and outstanding	252,000	252,000
Additional paid-in capital	1,789,833	1,789,833
Retained earnings	13,682,419	13,034,620
Accumulated other comprehensive income (loss)	(238,864)	129,266
Total stockholders’ equity	15,485,388	15,205,719

Total liabilities and stockholders’ equity	$16,848,954	$15,498,668

Statements of Income

Years Ended December 31

	2005	2004	2003
Cash dividends from wholly-owned subsidiaries	$580,000	$678,000	$1,082,000
Interest on deposits with banks	196	5	137
Dividend income - Marketable equity securities	7,922	8,173	4,778
Securities gains	14,739	0	44,395
Miscellaneous income (loss)	22,682	(3,643)	18,305
Equity in undistributed income of subsidiaries	752,226	712,459	118,596
	1,377,765	1,394,994	1,268,211
Less: holding company expenses	49,966	35,103	43,652
Net income	$1,327,799	$1,359,891	$1,224,559

Statements of Cash Flows

Years Ended December 31

	2005	2004	2003
Cash flows from operating activities:
Net income	$1,327,799	$1,359,891	$1,224,559
Adjustments to reconcile net income to cash provided by operating activities:
Equity in undistributed income of subsidiaries	(752,226)	(712,459)	(118,596)
(Gain) on sales of investments	(14,739)	0	(44,395)
(Increase) in prepaid expense	(247,084)	0	0
(Increase) in other assets	(40,651)	(8,320)	(301,798)
Increase (decrease) in other liabilities	22,588	11,962	(32,754)
Net cash provided by operating activities	295,687	651,074	727,016

Cash flows from investing activities:
Investment in subsidiary	(750,000)	(30,000)	(75,000)
Net (increase)decrease in money market funds	(5,738)	94,827	65,386
Purchase of marketable equity securities available for sale	0	(100,560)	(196,299)
Sales of marketable equity securities available for sale	42,408	0	179,094
Net cash (used) by investing activities	(713,330)	(35,733)	(26,819)

Cash flows from financing activities:
Net short-term borrowings	1,125,000	0	0
Cash dividends paid	(752,000)	(648,000)	(632,000)
Net cash provided (used) by financing activities	373,000	(648,000)	(632,000)

Net increase (decrease) in cash	(44,643)	(32,659)	68,197
Cash, beginning balance	44,643	77,302	9,105
Cash, ending balance	$0	$44,643	$77,302

Note 13.         Regulatory Matters

Dividends paid by FNB Financial Corporation are generally provided from the dividends it receives from its Subsidiary Bank.  The Bank, as a National Bank, is subject to the dividend restrictions set forth by the Office of the Comptroller of the Currency (OCC).  Under such restrictions, the Corporation may not, without prior approval of the OCC, declare dividends in excess of the sum of the current year’s earnings (as defined) plus the retained earnings (as defined) from the prior two years.  The dividends that the Bank could declare without the approval of the OCC amounted to approximately $ 2,445,703 and $ 2,676,922 at December 31, 2005 and 2004, respectively.

FNB Financial Corporation’s balance of retained earnings at December 31, 2005 is $ 13,682,419 and would be available for cash dividends, although payment of dividends to such extent would not be prudent or likely.  The Federal Reserve Board, which regulates bank holding companies, establishes guidelines which indicate that cash dividends should be covered by current period earnings.

The Corporation is also subject to various regulatory capital requirements administered by federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Corporation’s financial statements.  Under capital adequacy guidelines, the Corporation is required to maintain minimum capital ratios.  The “leverage ratio” compares capital to adjusted total balance sheet assets.  “Tier I” and “Tier II” capital ratios compare capital to risk-weighted assets and off-balance sheet activity. A comparison of the Corporation’s capital ratios to regulatory minimums at December 31 is as follows:

	FNB Financial Corporation		Regulatory Minimum
	2005	2004	Requirements

Leverage ratio	7.37%	8.33%	4%

Risk-based capital ratios:
Tier I (core capital)	10.65%	12.57%	4%

Combined Tier I and Tier II (core capital plus allowance for loan losses)	11.47%	13.57%	8%

As of December 31, 2005 the most recent regulatory exam from the Office of the Comptroller of the Currency categorized the Corporation as well capitalized under the regulatory frame work for prompt corrective action.  There are no conditions or events since that notification that management believes have changed the Corporation’s category.

Note 14.         Compensating Balance Arrangements

Required deposit balances at the Federal Reserve were $ 400,000 for 2005 and 2004.  Required deposit balances at Atlantic Central Banker’s Bank were $ 480,000 at December 31, 2005 and $ 425,000 at December 31, 2004.  These balances are maintained to cover processing costs and service charges.

Note 15.         Fair Value of Financial Instruments

The estimated fair values of the Corporation’s financial instruments were as follows at December 31:

	2005		2004
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
FINANCIAL ASSETS
Cash and due from banks	$4,702,134	$4,702,134	$5,612,686	$5,612,686
Interest-bearing deposits in banks	598,114	597,126	195,131	201,752
Securities available for sale	29,672,594	29,672,594	39,831,248	39,831,248
Securities to be held to maturity	190,395	188,656	255,170	253,216
Other bank stock	1,571,100	1,571,100	1,746,700	1,746,700
Loans receivable (net)	138,848,789	130,966,773	112,551,531	112,355,536
Cash surrender value of life insurance	2,885,717	2,885,717	2,823,035	2,823,035
Accrued interest receivable	683,716	683,716	589,724	589,724

FINANCIAL LIABILITIES
Time certificates	73,537,218	73,432,613	69,214,188	69,420,120
Other deposits	71,499,909	71,499,909	58,934,151	58,934,151
Accrued interest payable	445,649	445,649	306,860	306,860
Liability for borrowed funds	24,424,404	24,456,679	24,434,759	25,019,939

Note 16.         Liability for Borrowed Funds

Included in liabilities for borrowed funds at December 31 are borrowings from The Federal Home Loan Bank as follows:

	Advance	Principal Outstanding			Maturity
Type	Amount	2005	2004	Interest Rate	Date
Convertible (1)	$2,250,000	$2,250,000	$2,250,000	6.230%	08/30/10
Convertible (1)	2,000,000	2,000,000	2,000,000	5.830%	08/10/10
Convertible (1)	500,000	500,000	500,000	5.975%	07/21/10
Convertible (1)	500,000	500,000	500,000	6.540%	07/12/10
Credit Line	35,000,000	16,421,100	19,049,400	4.220%	12/20/06
CIP/Term (2)	175,000	128,304	135,359	6.640%	07/14/17
CIP/Term (3)	1,500,000	1,500,000	0	4.450%	08/05/25
		$23,299,404	$24,434,759

Also included in liabilities for borrowed funds at December 31 is a line of credit at another area bank as follows:

	Advance	Principal Outstanding			Maturity
Type	Amount	2005	2004	Interest Rate	Date
Line of Credit (4)	$2,000,000	$1,125,000	$0	6.25%	08/05/06

(1)   Interest rates on Convertible Loans are fixed until the market rate reaches a pre-determined Comparative Rate/Index or Strike Rate/Index, at which time the interest rate becomes adjustable quarterly based upon the three month LIBOR rate.  At the time any loan rate becomes adjustable, the Corporation has the option to prepay the debt entirely without penalty or convert to a repayment schedule.

(2)   The Corporation received Community Investment Program funding from the Federal Home Loan Bank of Pittsburgh for $ 175,000 at a fixed rate of 6.64% and an amortization term of 20 years.  Required payments on this loan are as follows:

2006	$7,538
2007	8,054
2008	8,605
2009	9,194
2010	9,824
Thereafter	85,089
$128,304

(3)   The Corporation received Community Investment Program funding from the Federal Home Loan Bank of Pittsburgh for $ 1,500,000 at a fixed rate of 4.45%.  This loan requires interest only payments monthly with the entire unpaid balance due at maturity.

(4)   The Corporation received a revolving line of credit from The First National Bank of Greencastle for $2,000,000 at a floating rate equal to Prime minus 1.00%.  The interest rate can change daily.  This loan requires interest only payments monthly with the entire unpaid balance due at maturity.

The total maximum borrowing capacity from Federal Home Loan Bank at December 31, 2005 was $ 99,024,000.  Collateral for borrowings at the Federal Home Loan Bank consists of various securities and the Corporation’s 1-4 family mortgages with a total value of approximately $ 120,787,000.

Note 17.         Operating Lease

The Corporation had been leasing its Hancock, Maryland office.  Rent expense under this lease was $ 12,600 for 2005, $ 21,600 for 2004, and $ 21,600 for 2003.  In July 2005, the Corporation purchased a branch office in Hancock, Maryland and the lease was terminated.

Note 18.         Intangible Assets

The Corporation purchased a branch in Hancock, Maryland on June 24, 2005, and a branch in Hancock, Maryland on August 3, 2004.  These transactions resulted in intangible assets and goodwill as follows.

Acquired Intangible Assets

	As of December 31, 2005		As of December 31, 2004
	Gross Carrying	Accumulated	Gross Carrying	Accumulated
	Amount	Amortization	Amount	Amortization
Amortized intangible assets Core deposit relationships	$1,666,074	$318,398	$866,643	$178,464

Amortization expense amounted to $ 142,636, $ 14,674, and $ 14,649 for 2005, 2004, and 2003, respectively, and is included in other operating expenses.  The estimated amortization expense for the next five years is as follows:

2006	$154,825
2007	154,825
2008	154,825
2009	154,825
2010	154,825

Goodwill

The changes in the carrying amount of goodwill for the years ended December 31, 2005 and 2004 are as follows:

	2005	2004
Beginning balance	$465,734	$0
Goodwill acquired during the year	291,056	465,734
Ending balance	$756,790	$465,734

Note 19.         Commitments and Subsequent Event

FNB Financial Corporation announced September 21, 2005 that it has executed an agreement to merge with Tower Bancorp, Inc. (“Tower”), headquartered in Greencastle, Pennsylvania, Franklin County.  The merger is subject to regulatory approval as well as approval of the shareholders of both entities.  The merger is expected to close early in the second quarter of 2006.  Pursuant to the terms of the agreement, FNB shareholders will be entitled to receive either 0.8663 shares of Tower common stock or $ 39 for each share of FNB common stock.  Each shareholder of FNB will have the ability to elect to receive shares of Tower common stock for a portion of their shares and cash for the remaining portion of their shares.  Shareholder elections will be subject to allocation procedures, which are intended to ensure that a minimum of 85% of the outstanding FNB common stock will be converted into shares of Tower common stock and up to 15% of the FNB common stock will be paid in cash.  The total value of the merger is estimated at $ 31.2 million.  At a special shareholder meeting held March 14, 2006, the merger was approved by the shareholders of FNB.